 Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements combine the Company’s historical consolidated financial information and the consolidated financial statements of Ingeus Limited and Ingeus UK Limited (collectively “Ingeus”), acquired on May 30, 2014 and CCHN Group Holdings, Inc. and its wholly owned subsidiaries (“Matrix”), acquired on October 23, 2014. This unaudited pro forma condensed combined financial information gives effect to the acquisitions of Ingeus and Matrix as if the acquisitions had been consummated at January 1, 2013 for the unaudited pro forma condensed combined statements of income for the year ended December 31, 2013 and the nine months ended September 30, 2014. The unaudited pro forma condensed combined balance sheet at September 30, 2014 gives effect to the acquisition of Matrix as if the acquisition had been consummated on that date. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting.

The Company’s historical financial information was derived from its audited consolidated financial statements for the year ended December 31, 2013 (as filed in its Annual Report on Form 10-K with the Securities and Exchange Commission on March 14, 2014) and the Company’s unaudited consolidated financial statements for the nine months ended September 30, 2014 (as filed in its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on November 7, 2014). The Company’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and risk factors, all of which are included in the filings with the Securities and Exchange Commission noted above.

Ingeus Limited’s historical financial information was derived from its audited consolidated financial statements for the year ended December 31, 2013 (as filed in the Company’s Current Report on Form 8-K/A with the Securities and Exchange Commission on August 15, 2014) and its unaudited consolidated financial statements as of May 30, 2014 and for the period from January 1, 2014 to May 30, 2014 (as filed in the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on October 6, 2014). Ingeus Limited’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements, all of which are included in the filings with the Securities and Exchange Commission noted above.

Ingeus UK Limited’s historical financial information was derived from its consolidated audited financial statements for the year ended December 31, 2013 (as filed in the Company’s Current Report on Form 8-K/A with the Securities and Exchange Commission on August 15, 2014) and its unaudited consolidated financial statements as of May 30, 2014 and for the period from January 1, 2014 to May 30, 2014 (as filed in the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on October 6, 2014). Ingeus UK Limited’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and notes, all of which are included in the filings with the Securities and Exchange Commission noted above.

Matrix’s historical financial information was derived from its audited consolidated financial statements for the year ended December 31, 2013 and its unaudited consolidated financial statements as of and for the nine months ended September 30, 2014. Matrix’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and notes thereto contained herein in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma adjustments, which are based upon available information and upon certain assumptions that the Company believes are reasonable, are described in the accompanying notes. The Company is providing the unaudited pro forma condensed combined financial information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined companies will experience. The unaudited pro forma condensed combined statements of income do not give effect to any cost savings or operating synergies that may result from the acquisitions or the costs to achieve such cost savings or operating synergies.

The Providence Service Corporation

Pro Forma Condensed Combined Balance Sheet - Unaudited

September 30, 2014

(in thousands)

	Historical
	Providence Service Corporation	Matrix	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$136,898	$34,009	$323,158	[3a]
			(352,148)	[3b]
			(4,777)	[3c]
			(34,009)	[3d]	$103,131
Accounts receivable, net	126,916	21,046	-		147,962
Other current assets	37,863	6,852	3,015	[3a]
			(388)	[3e]	47,342
Total current assets	301,677	61,907	(65,149)		298,435

Goodwill	162,561	71,260	199,748	[3f]	433,569
Intangible assets, net	118,753	23,477	165,379	[3g]	307,609
Other non-current assets	74,776	19,088	7,333	[3a]
			(1,196)	[3e]
			(1,000)	[3h]	99,001
Total assets	$657,767	$175,732	$305,115		$1,138,614

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$3,000	$1,875	$14,063	[3a]
			(1,875)	[3d]	$17,063
Accrued expenses	98,904	22,295	(2,292)	[3a]
			(3,419)	[3c]
			(820)	[3e]	114,668
Accrued transportation costs	61,290	-	-		61,290
Other current liabilities	59,136	1,820	-		60,956
Total current liabilities	222,330	25,990	5,657		253,977

Long-term obligations, less current portion	188,600	85,384	324,862	[3a]
			(85,384)	[3d]	513,462
Other non-current liabilities	71,103	9,184	81,070	[3i]	161,357
Total liabilities	482,033	120,558	326,205		928,796

Stockholders' equity:
Common stock and APIC	220,404	116,171	(116,171)	[3d]
			38,569	[3j]	258,973
Accumulated Deficit	(20,417)	(60,997)	(3,127)	[3a]
			(1,358)	[3c]
			60,997	[3d]	(24,902)
Accumulated other comprehensive income	(6,601)	-	-		(6,601)
Treasury shares, at cost	(17,663)	-	-		(17,663)
Total Providence stockholders' equity	175,723	55,174	(21,090)		209,807
Non-controlling interest	11	-	-		11
Total stockholders' equity	175,734	55,174	(21,090)		209,818
Total liabilities and stockholders' equity	$657,767	$175,732	$305,115		$1,138,614

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

The Providence Service Corporation

Pro Forma Condensed Combined Statement of Income

for the nine months ended September 30, 2014

Unaudited

(in thousands)

	Historical
	Providence Service Corporation	Ingeus	Matrix	Ingeus IFRS to US GAAP Adjustments		Ingeus Pro Forma Adjustments		Matrix Pro Forma Adjustments		Pro Forma Combined
Revenues:
Non-emergency transportation services	$640,428	$-	$-	$-		$-		$-		$640,428
Human services	282,135	-	-	-		-		-		282,135
Workforce development services	105,012	139,445	-	9,472	[4a]	-		-		253,929
Health assessment services	-	-	150,720	-		-		-		150,720
Total revenues	1,027,575	139,445	150,720	9,472		-		-		1,327,212

Operating expenses
Cost of non-emergency trasnportation services	577,874	-	-	-		-		-		577,874
Client service expense	259,405	-	-	-		-		-		259,405
Workforce development service expense	91,130	112,621	-	-		3,260	[5a]	-		207,011
Health assessment service expense	-	-	113,129	-		-		(1,067)	[3k]
								(375)	[3l]	111,687
General and administrative	54,881	8,896	1,550	191	[4b]	(4,382)	[5b]	(3,461)	[3m]	57,675
Depreciation and amortization	16,906	4,595	8,849	(245)	[4b]	(1,559)	[5c]	(4,293)	[3n]
						3,567	[5d]	15,664	[3o]	43,484
Total operating expenses	1,000,196	126,112	123,528	(54)		886		6,468		1,257,136

Operating income (loss)	27,379	13,333	27,192	9,526		(886)		(6,468)		70,076

Other expense (income)
Interest expense, net	4,219	24	4,805	(62)	[4b]	(51)	[5e]	(4,805)	[3p]
						1,016	[5f]	15,783	[3q]
						51	[5g]	985	[3r]	21,965
Total other expense (income)	4,219	24	4,805	(62)		1,016		11,963		21,965

Income (loss) before income taxes	23,160	13,309	22,387	9,588		(1,902)		(18,431)		48,111
Provision for income taxes	9,936	3,290	9,702	2,559	[4c]	881	[5h]	(7,796)	[3s]	18,572
Net income (loss)	$13,224	$10,019	$12,685	$7,029		$(2,783)		$(10,635)		$29,539

Earnings per share (basic)	$0.92									$1.88
Earnings per share (diluted)	$0.90									$1.85

Weighted-average common shares outstanding
Basic	14,450,248					327,975	[5i]	946,723	[3t]	15,724,946
Diluted	14,723,360					327,975	[5i]	946,723	[3t]	15,998,058

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

The Providence Service Corporation

Pro Forma Condensed Combined Statement of Income

for the year ended December 31, 2013

Unaudited

(in thousands)

	Historical
	Providence Service Corporation	Ingeus	Matrix		Ingeus IFRS to US GAAP Adjustments		Ingeus Pro Forma Adjustments		Matrix Pro Forma Adjustments		Pro Forma Combined
Revenues:
Non-emergency transportation services	$770,246	$-	$-		$-		$-		$-		$770,246
Human services	352,436	-	-		-		-		-		352,436
Workforce development services	-	340,946	-		10,078	[4a]	-		-		351,024
Health assessment services	-	-	165,037		-		-		-		165,037
Total revenues	1,122,682	340,946	165,037		10,078		-		-		1,638,743

Operating expenses
Cost of non-emergency trasnportation services	710,428	-	-		-		-		-		710,428
Client service expense	309,623	-	-		-		-		-		309,623
Workforce development service expense	-	269,778	-		-		7,824	[5a]	-		277,602
Health assessment service expense	-	-	148,082	[6a]	-		-		(1,113)	[3k]
									(500)	[3l]	146,469
General and administrative	48,633	21,141	2,002		-		-		-		71,776
Depreciation and amortization	14,872	9,927	9,910		(286)	[4b]	(3,056)	[5c]	(6,059)	[3n]	-
							8,560	[5d]	20,886	[3o]	54,754
Asset impairment charge	492	-	1,696		-		-		(988)	[3u]	1,200
Total operating expenses	1,084,048	300,846	161,690		(286)		13,328		12,226		1,571,852

Operating income (loss)	38,634	40,100	3,347		10,364		(13,328)		(12,226)		66,891

Other expense (income)
Interest expense, net	6,894	(512)	2,621		489	[4b]	(234)	[5e]	(2,621)	[3p]
							2,472	[5f]	20,018	[3q]
							125	[5g]	1,313	[3r]	30,565
Other expense (income)	525	-	-		-		-		-		525
Total other expense (income)	7,419	(512)	2,621		489		2,363		18,710		31,090

Income (loss) before income taxes	31,215	40,612	726		9,875		(15,691)		(30,936)		35,801
Provision for income taxes	11,777	11,792	382		2,862	[4c]	(2,627)	[5h]	(13,086)	[3s]	11,100
Net income (loss)	$19,438	$28,820	$344		$7,013		$(13,064)		$(17,850)		$24,701

Earnings per share (basic)	$1.44										$1.64
Earnings per share (diluted)	$1.41										$1.61

Weighted-average common shares outstanding
Basic	13,499,885						596,915	[5i]	946,723	[3t]	15,043,523
Diluted	13,809,874						596,915	[5i]	946,723	[3t]	15,353,512

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

The Providence Service Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(in thousands, except share data)

1.	Description of the transactions and basis of presentation

Description of the Transaction

On October 23, 2014, The Providence Service Corporation (the “Company” or “Providence”) acquired (the “Matrix Acquisition”) CCHN Group Holdings, Inc., the parent company of Community Care Health Network, Inc. (dba Matrix Medical Network) (“Matrix”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 17, 2014.

Pursuant to the Merger Agreement, Providence paid at closing on October 23, 2014 a purchase price comprised of a $360,000 cash payment (prior to any working capital adjustment), and the issuance of 946,723 shares of Providence common stock (with an aggregate value of $40,000, based on the closing price of Providence’s common stock on the NASDAQ Stock Market on September 17, 2014). Pursuant to the Merger Agreement, at the closing, subject to the escrow arrangements described in the Merger Agreement, each share of CCHN Group Holdings, Inc. then outstanding immediately prior to the closing and each vested option of CCHN Group Holdings, Inc. then outstanding immediately prior to the closing was converted into the right to receive the merger consideration described above. The cash required to complete the Matrix Acquisition and fund certain related expenses was derived from (1) the cash proceeds from the $250,000 term loan under the Second Amendment to the Credit Agreement (described below), (2) the cash proceeds from approximately $23,400 of borrowing under Providence’s existing revolving credit facility, (3) the cash proceeds from the issuance of the Note (described below) and (4) approximately $48,000 of cash on hand. The cash consideration paid for the Matrix Acquisition is subject to certain customary adjustments for working capital purposes, as described in the Merger Agreement.

Additionally, on October 23, 2014, Providence entered into the Second Amendment to the Amended and Restated Credit and Guaranty Agreement and Consent (the “Second Amendment”), which amends the Amended and Restated Credit and Guaranty Agreement dated August 2, 2013 (the “Credit Agreement”), as amended by the first amendment dated as of May 28, 2014 (the “First Amendment”) between Providence, the guarantors party thereto and Bank of America, N.A., as administrative agent and swing line lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and RBC Capital Markets, as joint lead arrangers and joint book managers, SunTrust Bank and Royal Bank of Canada, as co-syndication agents, and other lenders party thereto.

Providence entered into the Second Amendment to (i) add a new term loan tranche in aggregate principal amount of up to $250,000 to partially finance the Matrix Acquisition, (ii) provide the consent of the required lenders to consummate the Matrix Acquisition, (iii) permit incurrence of additional debt (including the Note, described below) to fund the Matrix Acquisition, (iv) add an excess cash flow mandatory prepayment provision and (v) such other amendments which are beneficial to Providence and provide greater flexibility for its future operations.

Also, on October 23, 2014, Providence issued to certain affiliates of Coliseum Capital Management, LLC (collectively, the “Investor”) a 14.0% Unsecured Subordinated Note in aggregate principal amount of $65,500 (the “Note”). Based on public filings as of August 18, 2014, the Investor held approximately 15% of Providence’s outstanding common stock and is Providence’s largest shareholder. Additionally, Christopher Shackelton, who serves on Providence’s board of directors, is also a Managing Partner at Coliseum Capital Management, LLC.

The Note has a maturity date of September 30, 2018 and accrues interest at a rate of 14.0% per annum, subject to additional penalty interest up to an aggregate of 18.5% per annum. Interest from the issuance date to, but excluding, the 120th day after the issuance date, was paid in cash in the amount of $3,015 on the issuance of the Note. Thereafter interest shall be payable by increasing the principal amount of the Note as pay-in-kind interest and shall be paid quarterly, in arrears. The Note is subordinated to all outstanding and future debt of Providence (up to the Maximum Senior Indebtedness Principal Amount (as defined therein)) and ranks senior to Providence’s outstanding equity. The Note is an unsecured obligation of Providence, and is not guaranteed by any of Providence’s current or future subsidiaries. Providence used the proceeds from the issuance of the Note to finance, in part, the Matrix Acquisition. Upon consummation of the Rights Offering and the issuance of Series A Preferred Stock, each as defined below, the Note will be paid off with the net proceeds received from the Rights Offering and a related Standby Purchase Agreement. Providence otherwise does not have the right to optionally prepay the Note.

Within 120 days of October 23, 2014, the closing date of the Matrix Acquisition, Providence plans to complete a registered rights offering (the “Rights Offering”), providing all of Providence’s existing common stock holders the non-transferrable right to purchase their pro rata share of an aggregate of $65,500 of convertible preferred stock. In connection with the anticipated Rights Offering, on October 23, 2014 Providence entered into a standby purchase agreement (the “Standby Purchase Agreement”) with the Investor, pursuant to which the Investor has agreed to purchase, simultaneously with the completion of the Rights Offering, in the aggregate, all of the available preferred stock not otherwise sold in the Rights Offering following the exercise of the subscription privileges of holders of Providence’s common stock. As consideration for entering into the Standby Purchase Agreement, on October 23, 2014, Providence paid the Investor a fee of $2,947. In addition, the Investor will have the right, exercisable within 30 days following the completion of the Rights Offering, to purchase additional preferred stock valued in the aggregate at $15,000 at a price per share equal to 105% of the subscription price paid in the Rights Offering.

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on the Company’s historical financial information and the historical financial information of Ingeus and Matrix giving effect to the acquisitions and related adjustments described in these notes. Certain note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted as permitted by the SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisitions actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

2.	Purchase accounting

The acquisition of Matrix is being accounted for as a business acquisition using the acquisition method of accounting in accordance with ASC 805, Business Combinations, whereby the assets acquired and liabilities assumed were recognized based on their estimated fair values on the acquisition date. Fair value measurements have been applied based on assumptions that market participants would use in the pricing of the asset or liability.

The fair values of assets acquired and liabilities assumed included in the accompanying unaudited pro forma condensed combined financial statements are based on a preliminary evaluation of their fair value and may change when the final valuation of certain intangible assets and acquired working capital is determined. Upon completion of purchase accounting, the Company may make additional adjustments, and the valuations for the assets acquired and liabilities assumed could change from those used in the pro forma condensed combined financial statements.

The preliminary purchase price of Matrix is calculated as follows:

Cash purchase of Matrix common stock (including working capital adjustment)	$352,148
Equity consideration (valued using October 23, 2014 stock price)	38,569
Total estimated purchase price	$390,717

The table below presents a summary of Matrix’s net assets based upon a preliminary estimate of their respective fair values:

Working capital	$4,215
Property and equipment	16,690
Other assets	202
Intangible assets	188,856
Goodwill	271,008
Other liabilities	(90,254)
Total	$390,717

Intangible assets represent acquired developed technology, trademarks and trade names and customer relationships. Amortization of the acquired developed technology will be recognized over an estimated remaining useful life of five years, the value of the trademarks and trade names will be amortized over ten years and the value of the acquired customer relationships will be amortized over ten years.

3.	Matrix pro forma adjustments and assumptions

a)

Reflects cash borrowings of $323,158 (net of financing costs and prepaid interest totaling $15,767) on the revolving credit facility, new term loan under the Second Amendment to the Credit Agreement and Note issuance. The $15,767 of financing costs and prepaid interest included approximately $5,419 in costs that were immediately expensed and subject to a tax benefit of approximately 42.3%.

b)	Reflects the cash portion of the purchase price, including a working capital adjustment, paid to acquire all of Matrix's outstanding common stock.

c)

Reflects the payment of transaction costs of approximately $4,777, of which approximately $3,056 was included in accrued expenses as of September 30, 2014. Assumes a tax benefit on 50% of the expenses at a rate of 42.3%.

d)

Reflects the elimination of Matrix's historical net equity of $55,174 as a result of the acquisition as well as Matrix’s retirement of outstanding debt of $87,259, net of cash of $34,009 at the closing date.

e)	Reflects the write-off of Matrix’s historical deferred financing costs of $1,584 and accrued interest of $820 in connection with the debt retirement.

f)

Adjustment to eliminate Matrix’s historical goodwill of $71,260 and record additional goodwill of $271,008 for the difference between the preliminary estimate of the fair value of the assets and liabilities acquired and the total estimated purchase price.

g)

Reflects the pro forma impact of the recognized intangible assets. The preliminary estimate of fair value of intangible assets acquired includes developed technology of $20,000 with a useful life of five years, trademarks and trade names of $50,000 with a useful life of ten years and customer relationships of $118,856 with a useful life of ten years. Adjustments were made to eliminate Matrix’s historical intangible assets of $23,477.

h)	Reflects the elimination of prepaid management fees that were terminated upon the acquisition date.

i)	Reflects the adjustment to deferred tax assets and liabilities resulting from the pro forma adjustments to stock based compensation and intangible assets.

j)

Reflects the issuance of 946,723 shares for the equity portion of the purchase price paid to acquire all of Matrix's outstanding common stock based on Providence’s common stock per share value on October 23, 2014.

k)	Reflects elimination of Matrix’s historical stock compensation expense.

l)	Reflects the elimination of management fees that ceased upon the acquisition date.

m)	Reflects acquisition expenses eliminated from 2014 as pro forma presentation assumes the Matrix acquisition occurred on January 1, 2013.

n)	Reflects elimination of Matrix’s historical amortization expense for intangible assets.

o)	Reflects the addition of intangible asset amortization expense for the acquired intangible assets.

p)	Reflects elimination of Matrix’s historical interest expense due to the retirement of existing debt as a result of the acquisition.

q)

The pro forma adjustment to interest expense represents the assumed interest expense at LIBOR plus 3.0% associated with the borrowings on the revolving credit facility of $23,400 and the new term loan in the amount of $250,000 due in August 2018. Additionally included, is an adjustment to reflect the interest rate spread of 3.0% instead of 2.25% on all existing debt. Interest at 14.0% to 17.0% is assumed on the Note from January 1, 2013 through September 30, 2014, based on the assumption that the Rights Offering was not completed as of September 30, 2014 to pay off the Note.

r)	Reflects the Company’s amortization of deferred financing related to the modification of the credit facility.

s)

The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments, assuming the Providence historical tax rate for the nine months ending September 30, 2014.

t)	Pro forma Earnings per Share (EPS), diluted, includes the effect of issuing 946,723 shares of common stock in payment of a portion of the Matrix purchase price.

u)	Reflects elimination of Matrix’s historical impairment on intangible assets.

4.	IFRS to US GAAP adjustments and assumptions

a)	Reflects adjustments to revenue required to record attachment fee, outcome fee and sustainment fee income in accordance with US GAAP.

b)	Reflects the elimination of benefits and expenses related to lease dilapidation accruals required under IFRS.

c)	Reflects the tax impact of IFRS to US GAAP adjustments.

5.	Ingeus pro forma adjustments and assumptions

a)

Reflects the expense for the cash component of a compensatory agreement and the expense related to the 596,915 shares of the Company’s common stock issued in association with employment agreements of key Ingeus executives that vest over a four year period.

b)	Reflects acquisition expenses eliminated from 2014 as pro forma presentation assumes Ingeus acquisition occurred on January 1, 2013.

c)	Reflects elimination of Ingeus’ historical amortization expense for intangible assets.

d)	Reflects the addition of intangible asset amortization expense for the acquired intangible assets.

e)	Reflects elimination of Ingeus’ historical interest expense due to the retirement of existing debt as a result of the acquisition.

f)

The pro forma adjustment to interest expense represents the assumed interest expense associated with the borrowings on the revolving credit facility of $99,802 due in August 2018. The estimated interest expense was based on the historical 1 Month LIBOR Rate plus 2.25%.

g)	Reflects the Company’s amortization of deferred financing related to the modification of the Amended and Restated Credit Agreement on May 28, 2014.

h)	The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments.

i)

Pro forma earnings per share (EPS), basic and diluted, includes the addition of 596,915 fully weighted common shares which were issued in conjunction with employment agreements of key Ingeus executives.

6.	Explanatory notes

a)	In 2013, Matrix completed a dividend recapitalization. Approximately $10,210 in related payments was considered compensation and is included in health assessment service expense.